EXHIBIT 21
               SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                           Percentage of
                                                         voting securities
                                   Jurisdiction of       owned directly or
       Name                        Incorporation       indirectly by Quaker
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 *Quaker Chemical Europe B.V.      Holland                     100%
 *Quaker Chemical B.V.             Holland                     100%
 *Quaker Chemical, S.p.A.          Italy                       100%
+*Quaker Chemical Holdings UK      United Kingdom              100%
    Limited
 *Quaker Chemical Limited          United Kingdom              100%
 *Quaker Chemical S.A.             France                      100%
**Quaker Chemical South            Republic of South            50%
    Africa (Pty.) Limited          Africa
 *Quaker Chemical, S.A.            Spain                       100%
 *Quaker Chemical, S.A.            Argentina                   100%
 *Quaker Chemical Industria e      Brazil                      100%
    Comercio Ltda.
**Kelko Quaker Chemical, S.A.      Venezuela                    50%
 *Quaker Chemical Limited          Hong Kong                   100%
 *Quaker Chemical South East       Singapore                   100%
    Asia Pte. Ltd.
**Nippon Quaker Chemical, Ltd.     Japan                        50%
 *Quaker Chemical (Australasia)    State of New South           51%
    Pty. Limited                   Wales, Australia
+*QuakerChem Canada Limited        Canada                      100%
**TecniQuimia Mexicana             Mexico                       40%
    S.A. de C.V.
+*SB Decking, Inc. (formerly       Delaware, U.S.A.            100%
     Selby, Battersby & Co.)
 *Quaker Chemical Corporation      Delaware, U.S.A.            100%
 +Quaker Chemical Management,      Delaware, U.S.A.            100%
    Inc.
 *AC Products, Inc.                California, U.S.A.          100%
+*Quaker Construction              Pennsylvania, U.S.A.        100%
    Products, Inc.
+*QSC Products, Ltd.               Pennsylvania, U.S.A.        100%
+*Multi-Chemical Products,         California, U.S.A.          100%
    Inc.
+*Quaker Petroleum Chemicals       Pennsylvania, U.S.A.        100%
    Company
**Fluid Recycling Services         Michigan, U.S.A.             50%
    Company
__________________
 + A non-operating company.
 * Included in the consolidated financial statements.
** Accounted for in the consolidated financial statements under the equity method.

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